For Immediate Release

Company Contact:
Iehab J. Hawatmeh
CirTran Corporation
+(801) 963-5112
iehab@CirTran.com

U.S. Judge Takes Play Beverages LLC, Debtor to CirTran Beverage Corporation,
Out of Bankruptcy, Free to Take Action to Protect Playboy Energy Drink Licenses

SALT LAKE CITY, Dec. 7, 2012 – Play Beverages, LLC announced today that the U.S. Bankruptcy Court for the District of Utah has ruled in its favor and vacated its bankruptcy, freeing it to take legal actions to protect the product license granted for its Playboy Energy Drink.

Judge Joel T. Marker rejected a motion by petitioning creditors, led by the same three creditors who first put Play Beverages into involuntary Chapter 7 bankruptcy in April 2011.  The judge’s ruling takes Play Beverages out of bankruptcy, enabling it to continue its action in state courts against Playboy Enterprises and others to protect its license to produce and sell Playboy Energy Drink.

The Bankruptcy Court’s ruling also reject the motion of the U.S. Trustee overseeing the bankruptcy case to convert the case to Chapter 7 or to have it dismissed.  If converted, a trustee would have been appointed to liquidate Play Beverage’s business to repay creditors.

The dismissal followed a two-day evidentiary hearing, with Play Beverages stipulating to an order of dismissal, saying it did not need bankruptcy protection.

“The ruling by Judge Marker to take Play Beverages out of bankruptcy, allowing the resumption of normal business activities, is the end of a nightmare,” said Iehab J. Hawatmeh, CirTran’s president.  “Now, after 18 months of seeing every aspect of our business impacted negatively, we can move forward to hopefully regain our momentum and resume growing our beverage business.”

Introduced in 2008, Playboy Energy Drink is manufactured and distributed exclusively by CirTran Beverage Corporation, a wholly owned subsidiary of CirTran Corporation (OTCBB: CIRC) under a product license from Playboy Enterprises to Play Beverages, and is currently available in more than 20 countries around the world.

About CirTran Corporation
Set to mark its 20th year in business in 2013, CirTran Corporation (www.cirtran.com) has evolved from its roots as an international, full-service contract manufacturer.  From its headquarters in Salt Lake City, Utah, where it operates, along with its Racore Technology (www.racore.com) electronics manufacturing subsidiary, from an ISO 9001:2000-certified facility, CirTran has grown in scope and geography.  Today, CirTran’s operations include: CirTran-Asia, a subsidiary with principal offices in ShenZhen, China, which manufactures high-volume electronics, fitness equipment, and household products for the multi-billion-dollar direct response industry; CirTran Online, which offers products directly to consumers through major retail web sites; and CirTran Beverage, which has partnered with Play Beverages, LLC, to introduce and distribute the Playboy Energy Drink.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements other than statements of historical facts included on this website and in such reports regarding the prospects of our industry and our prospects, plans, financial position and business strategy, may constitute forward-looking statements.  These statements are based on the beliefs and assumptions of our management and on the information currently available to our management at the time of such statements.  Forward-looking statements generally can be identified by the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions that indicate future events and trends.  These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those contained in the statements, including the risks and uncertainties listed under “Forward-looking Information” in CirTran’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.  CirTran disclaims any obligation or intention to update any forward-looking statement.

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